Exhibit 10.1

TERMINATION AGREEMENT

            Reference is hereby made to a Purchase Agreement (the “Purchase Agreement”) dated February 16, 2006 by and among China Properties Developments, Inc., a Colorado corporation, and Shaanxi Xinyuan Real Estate Co. Ltd., a People’s Republic of China limited liability corporation, and certain selling shareholders of Shaanxi Xinyuan Real Estate Co. Ltd.

            1.         Pursuant to Section 7.01(a) of the Purchase Agreement, it is hereby agreed by the undersigned parties that the Purchase Agreement is hereby terminated and abandoned as of the date hereof, and as a result, the Purchase Agreement is deemed void and of no further effect.  It is further agreed that none of the parties thereto shall have any further liability or obligations thereunder except as otherwise provided therein.

            2.         This Termination Agreement may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which shall together constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date indicated below.

Dated:  June 13, 2007                                      CHINA PROPERTIES DEVELOPMENTS, INC.

                                                                        by:        s/_______________________________

                                                                        SHAANXI XINYUAN REAL ESTATE CO. LTD.

                                                                        by:        s/_______________________________